 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 2, 2025

DOORDASH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 2, 2025, DoorDash, Inc. (“DoorDash” or the “Company”) completed its previously announced acquisition (the “Transaction”) of Deliveroo plc, a company incorporated in England and Wales (“Deliveroo”). The Transaction was effected by means of a court-sanctioned scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006, as amended.

On May 6, 2025, the Company issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “Code”), disclosing that the board of directors of the Company and the board of directors of Deliveroo had reached agreement on the terms of the Transaction. Under the terms of the Transaction, eligible Deliveroo shareholders were entitled to receive 180 pence in cash for each Deliveroo share held.

The aggregate cash consideration due at closing of the Transaction is approximately $3.7 billion (being the Pounds Sterling (“GBP”) amount of cash consideration of approximately £2.8 billion in respect of all of the Deliveroo shares). Payments will be made in GBP but are expressed in United States Dollars (“USD”) based on an exchange rate of 1.34892 GBP to 1.00 USD.

The Company previously deposited in escrow an amount in cash in order to fund the cash consideration payable by the Company in connection with the Transaction and to satisfy certain requirements pursuant to the Code to evidence certainty of funding for the Transaction. In connection with the closing of the Transaction, such amounts will be released from escrow and the amount required in connection with the Transaction will be converted from USD into GBP at the exchange rate specified above pursuant to a deal-contingent foreign exchange forward transaction previously entered into by the Company at the time of the Rule 2.7 Announcement.

Trading of Deliveroo shares on the London Stock Exchange was suspended beginning at 7:30 A.M. British Summer Time (“BST”) on October 2, 2025. It is expected that trading in Deliveroo shares on the London Stock Exchange will permanently halt at 8:00 A.M. BST on October 3, 2025.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Rule 2.7 Announcement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 6, 2025 and the Co-operation Agreement, dated as of May 6, 2025, between the Company and Deliveroo, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on May 6, 2025, each of which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 2, 2025, the Company issued a press release announcing the consummation of Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 6, 2025).
2.2	Co-operation Agreement (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on May 6, 2025).
99.1	Press Release issued October 2, 2025 by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: October 2, 2025	By:	/s/ Tony Xu
	Name:	Tony Xu
	Title:	Chief Executive Officer